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                                                                   Exhibit 21.1
                                          to Registration Statement on Form S-4


SUBSIDIARIES OF THE REGISTRANT

Subsidiaries of RBX Corporation:

Rubatex Corporation, a Delaware corporation
Groendyk Manufacturing Company, Inc., a Delaware corporation
Hoover-Hanes Rubber Custom Mixing Corp., a Delaware corporation
Midwest Rubber Custom Mixing Corp., a Delaware corporation
OleTex Inc., a Delaware corporation
Universal Polymer & Rubber Inc., a Delaware corporation
Universal Rubber Company, a Delaware corporation
Waltex Corporation, a Delaware corporation